Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

IonQ, Inc.

(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share, reserved for issuance under the Registrant’s 2021 Equity Incentive Plan and its 2021 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	30,136,464(2)	$30.92(3)	$931,819,466.88	0.0001381	$128,684.27
Total Offering Amounts			30,136,464		$931,819,466.88		$128,684.27
Total Fee Offsets(4)							—
Net Fee Due							$128,684.27

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) and the Registrant’s 2021 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration or conversion of the Registrant’s Common Stock that increases the number of outstanding shares of Common Stock.
(2)
Represents an automatic increase in the number of shares of Common Stock reserved for issuance pursuant to future awards under the 2021 Plan and the ESPP as a result of the annual evergreen increases under the 2021 Plan and the ESPP, respectively.
(3)
Pursuant to Rule 457(c) and 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $30.92 which is the average of the high and low prices of shares of Common Stock on the New York Stock Exchange on February 23, 2026 (such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission).
(4)
The Registrant does not have any fee offsets.